EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We; Michael Silberling, the registrant's principal executive officer, and Walter Bogumil, the registrant's principal financial officer; certify that:

1.
the accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affinity Gaming at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Affinity Gaming, which will retain it and furnish it to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: August 10, 2015

/s/ Michael Silberling
Michael Silberling
Chief Executive Officer

/s/ Walter Bogumil
Walter Bogumil
Senior Vice President, Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.